UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)
2590 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)

(408) 542-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 15, 2023, Sanjay Kalra notified Harmonic Inc. (the “Company”) of his decision to resign as Senior Vice President and Chief Financial Officer, effective March 3, 2023, to pursue other opportunities (the “Effective Date”). Mr. Kalra’s departure is not a result of any disagreement with the Company or its board of directors, or any matter relating to the Company’s operations, policies or practices.
In connection with Mr. Kalra’s resignation, the Company has appointed Jeremy Rosenberg to the position of interim Chief Financial Officer (“interim CFO”) as of the Effective Date. As interim CFO, Mr. Rosenberg will serve as both the Company’s principal financial officer and principal accounting officer. Mr. Rosenberg, age 65, joined the Company in January 2015 and has served as its Senior Vice President of Business Development, since October 2016.
The selection of Mr. Rosenberg to serve as the interim CFO was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. Rosenberg and any director or executive officer of the Company, and there are no transactions between Mr. Rosenberg and the Company that would be required to be reported under Item 404(a) of Regulation S-K. No material changes have been made to Mr. Rosenberg’s compensation in connection with his appointment as interim CFO.
In connection with his appointment as interim CFO, Mr. Rosenberg has entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”). Pursuant to the Indemnification Agreement, the Company agrees to indemnify Mr. Rosenberg against certain liabilities that may arise by reason of his status or services as interim CFO of the Company and to advancement of his expenses incurred as a result of any proceeding as to which he may be indemnified. The Indemnification Agreement is intended to provide indemnification rights to the fullest extent permitted under applicable indemnification rights statutes in the State of Delaware and is in addition to any other rights Mr. Rosenberg may have under the Company’s amended and restated certificate of incorporation, bylaws and applicable law.

Item 7.01	Regulation FD Disclosure.
On February 16, 2023, the Company issued a press release regarding the events described in Item 5.02. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.
The information in this Item 7.01 of this Current Report on Form 8-K is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or the Exchange Act, and shall not be incorporated or deemed to be incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, a copy of which was previously filed and is incorporated by reference herein as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description
10.1[1]	Form Indemnification Agreement for directors and executive officers
99.1	Press release dated February 16, 2023, entitled “Harmonic Announces CFO Transition”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
1     Previously filed as an Exhibit to the Company’s Registration Statement on Form S-1 No. 33-90752.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2023	HARMONIC INC.

	By:	/s/ Timothy Chu
Name: Timothy Chu
Title: General Counsel, SVP HR and Corporate Secretary